Exhibit 10.20

EXECUTION

UNIT LENDING AGREEMENT

2 NOVEMBER 2017

KEPPEL CAPITAL INVESTMENT HOLDINGS PTE. LTD.

AND

KBS SOR PROPERTIES LLC

AND

MERRILL LYNCH (SINGAPORE) PTE. LTD.

ALLEN & OVERY

Allen & Overy LLP

THIS AGREEMENT is made on 2 November 2017

BETWEEN

(1)

KEPPEL CAPITAL INVESTMENT HOLDINGS PTE. LTD. (Company Registration No.: 201633284D), a company incorporated under the laws of Singapore, whose registered office is at 1 Harbourfront Avenue, #18-01, Keppel Bay Tower, Singapore 098632 (KCI);

(2)

KBS SOR PROPERTIES LLC (Company Registration No.: 4840084), a company incorporated under the laws of the State of Delaware, whose registered office is at 1679 S. Dupont Hwy, Suite 100, in the City of Dover, 19901 (KBS SORP, and together with KCI, the Lenders); and

(3)

MERRILL LYNCH (SINGAPORE) PTE. LTD. (Company Registration No.: 198602883D), a company incorporated under the laws of Singapore, whose registered office is at 50 Collyer Quay, #14-01, OUE Bayfront, Singapore 049321 (the Borrower).

WHEREAS

(A)	The Borrower is the stabilising manager in respect of the Offering (as defined below) on the terms and conditions described in the Prospectus (as defined below).

(B)

The Borrower wishes to borrow up to 31,428,200 Units (as defined herein) from each of the Lenders in equal proportions for and on behalf of itself and/or its affiliates and/or persons acting on its behalf for the purposes of facilitating settlement of over-allotment of Units in connection with the Offering pending exercise of the Over-Allotment Option (as defined below) and stabilisation transactions.

(C)

Following the completion of the Offering, KCI will be the legal and beneficial owner of 59,713,600 Units and KBS SORP will be the legal and beneficial owner of 59,713,600 Units, in each case assuming the Over-Allotment Option (as defined below) is not exercised.

(D)	The Lenders have, at the Borrower’s request, agreed to severally lend up to 31,428,200 Units in equal proportions to the Borrower.

(E)

In consideration of the payment of S$1.00 to each of the Lenders (the receipt and the sufficiency of which is hereby acknowledged by each of the Lenders), the Borrower and the Lenders have agreed to enter into securities borrowing and lending transactions subject to the terms and conditions of this Agreement.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.	DEFINITIONS

1.1	In this Agreement unless the context otherwise requires:

Additional Units means up to an aggregate of 31,428,200 Units (representing not more than 12.0% of the total number of Offering Units).

affiliates has the meaning specified in Rule 501(b) of Regulation D under the United States Securities Act of 1933, as amended.

Authority means the Monetary Authority of Singapore.

Borrower has the meaning ascribed thereto in the introduction to this Agreement.

Borrowing Request means a request made by the Borrower to the Lenders (in writing substantially in the form attached to the Agreement as Schedule 1) in respect of a proposed borrowing of Units pursuant to Clause 2.1 specifying the amount of such Units and the Settlement Date.

Business Day means any day other than a Saturday, a Sunday or a legal or gazetted holiday or a day on which the SGX-ST is not open for trading, or banking institutions or trust companies are, authorised or obligated by law to close in Singapore.

CDP means The Central Depository (Pte) Limited.

Encumbrances means any mortgage, assignment of receivables, debenture, lien (other than liens arising by operation of law in the ordinary course of business), charge, pledge, title retention, right to acquire, security interest, options, rights of first refusal, pre-emption rights, other third party rights or any other encumbrance.

Equivalent Securities means the KBS Equivalent Securities and/or the KCI Equivalent Securities, as the case may be.

Income means any interest, dividends or other distributions of any kind whatsoever with respect to the Loaned Securities.

Joint Bookrunners and Underwriters shall mean, generally, DBS Bank Ltd., Merrill Lynch (Singapore) Pte. Ltd., Citigroup Global Markets Singapore Pte. Ltd. and Credit Suisse (Singapore) Limited and Joint Bookrunner and Underwriter shall mean any one of them.

KBS’s CDP Account means the securities sub-account of KBS SORP held through the relevant CDP depository agent for the purpose of holding the KBS Loaned Securities or the KBS Equivalent Securities, details of which shall be notified to the Borrower by KBS SORP no later than the date falling three (3) Business Days before the Settlement Date.

KBS Equivalent Securities means Units of an identical type and description (including all substitutions therefor, all additions and accretions thereto and all distributions, options and other rights arising therefrom and attaching thereto) equivalent to the amount of all KBS Loaned Securities outstanding to KBS SORP and if applicable, includes any certificates and other documents of or evidencing title thereto and transfer thereof.

KBS Loaned Securities means up to 15,714,100 Units delivered or to be delivered by KBS SORP under the Loan and, if applicable, includes any certificates and other documents of or evidencing title and transfer thereof.

KBS SORP has the meaning ascribed thereto in the introduction to this Agreement.

KCI’s CDP Account means the following securities sub-account of KCI held through the relevant CDP depository agent for the purpose of holding the KCI Loaned Securities or the KCI Equivalent Securities, as the case may be:

Name of Depository Agent (DA)	Name of Beneficiary (including 12-Digit - DA No.)	Depository Agent No.
CDP	3331-3455-1335	N.A.

KCI has the meaning ascribed thereto in the introduction to this Agreement.

KCI Equivalent Securities means Units of an identical type and description (including all substitutions therefor, all additions and accretions thereto and all distributions, options and other rights arising therefrom and attaching thereto) equivalent to the amount of all KCI Loaned Securities outstanding to KCI and if applicable, includes any certificates and other documents of or evidencing title thereto and transfer thereof.

KCI Loaned Securities means up to 15,714,100 Units delivered or to be delivered by KCI under the Loan and, if applicable, includes any certificates and other documents of or evidencing title and transfer thereof.

Lenders means KBS SORP and KCI, and Lender means any one of them.

Loan means any or all of the loans under this Agreement.

Loaned Securities means the KBS Loaned Securities and/or the KCI Loaned Securities, as the case may be.

Manager means Keppel-KBS US REIT Management Pte. Ltd., the manager of Keppel-KBS US REIT.

Market Value with respect to any Equivalent Securities, means the amount it would cost a Lender to purchase a like amount of such securities at such time when the Lender makes such a claim for its Equivalent Securities on the principal market for such securities, plus all brokers’ fees, commissions, clearing fees, stamp duty, other transfer tax, and all other reasonable costs, fees and expenses that would be incurred in connection with such purchase.

Offering means the offering of the Offering Units pursuant to and in accordance with the Underwriting Agreement, by the Manager (acting on behalf of Keppel-KBS US REIT).

Offering Price means US$0.88 per Unit.

Offering Units means 262,772,400 Units offered in the Offering.

Over-Allotment Option means the option granted to the Borrower by the Lenders, exercisable by the Borrower (or any of its affiliates or persons acting on its behalf), in consultation with the other Joint Bookrunners and Underwriters, in full or in part, on one or more occasions, to acquire from the Lenders, in any proportion between them as may be determined by the Stabilising Manager in consultation with the other Joint Bookrunners and Underwriters, up to an aggregate of 31,428,200 Units at the Offering Price, solely to cover the over-allotment of Units (if any) made in connection with the Offering.

Prospectus means the prospectus dated 2 November 2017 (including the application forms accompanying the Prospectus) in connection with the Offering, including any appendices thereto.

Settlement Date means the date on which the Loaned Securities are delivered from the Lenders to the Borrower in accordance with Clause 3, provided that no such date shall be before the listing date of Keppel-KBS US REIT.

SGX-ST means the Singapore Exchange Securities Trading Limited.

Sponsors means KBS Pacific Advisors LLC and Keppel Capital Holdings Pte. Ltd.

Unit means one unit in Keppel-KBS US REIT.

Termination means termination of the Loan as specified in Clause 9.

Termination Date means the earlier of (i) the date falling 30 days after the commencement of trading in the Units on the SGX-ST and (ii) the date when the Borrower has bought, on the SGX-ST, an aggregate of 31,428,200 Units, representing not more than 12.0% of the total Offering Units to undertake stabilising actions.

Trust Deed means the deed of trust dated 22 September 2017 constituting Keppel-KBS US REIT entered into between the Manager and Perpetual (Asia) Limited(as trustee of Keppel-KBS US REIT, the Trustee).

Underwriting Agreement means the underwriting agreement entered into on 2 November 2017 among the Manager, the Sponsors and the Joint Bookrunners and Underwriters, in connection with the Offering.

1.2

Notwithstanding the use of the expressions such as “borrow”, “deliver”, “lend” and “re-deliver”, which are used to reflect terminology used in the market for transactions of the kind provided for in this Agreement, title to the Loaned Securities shall pass from one party to another as provided for in this Agreement, the party obtaining such title being obliged to re-deliver Equivalent Securities, including title to Equivalent Securities.

1.3	All headings appear for convenience only and shall not affect the interpretation hereof.

1.4	References to Clauses and Sub-clauses are to clauses and sub-clauses of this Agreement.

1.5	Any capitalised term not defined in this Agreement shall have the meaning ascribed to it in the Underwriting Agreement.

1.6	Any reference to a time of the day and a date is to Singapore time and date respectively unless otherwise stated.

2.	LOANS OF UNITS

2.1

Subject to the terms and conditions of this Agreement, the Lenders shall, at the request of the Borrower, lend the Loaned Securities to the Borrower in equal proportions, and the Borrower shall be entitled to borrow for and on behalf of itself and/or its affiliates and/or persons acting on its behalf such Loaned Securities from the Lenders. The Borrower may request one or more Loans by sending a Borrowing Request to the Lenders. Each of the Lender shall, upon receipt of a Borrowing Request from the Borrower no later than three (3) Business Days prior to the Settlement Date specified by the Borrower (unless otherwise agreed between the parties hereto), lend the number of Units requested and the Borrower shall borrow such number of Units from the Lenders, provided that the number of Units lent and delivered by the Lenders to the Borrower shall always be in equal proportions. The obligation of each of the Lenders to lend and deliver the Loaned Securities to the Borrower under this Agreement shall be conditional on the issue of the Loaned Securities by the Manager for the account of Keppel-KBS US REIT in accordance with the Trust Deed.

2.2

The Borrower has the right to withdraw a Borrowing Request or reduce the number of Units requested pursuant to a Borrowing Request, provided that (i) the number of Units lent and delivered by the Lenders to the Borrower shall always be in equal proportions, and (ii) the Borrower has notified the Lender in writing of such withdrawal or reduction no later than 12:00 noon on the day which is two (2) Business Days prior to the Settlement Date (unless otherwise agreed between the parties hereto).

2.3

The Borrower may submit to the Lenders any number of Borrowing Requests, provided that (i) the aggregate number of Units that the Borrower may borrow under this Agreement shall not exceed the total number of Units available under the Over-Allotment Option, and (ii) the aggregate number of Units lent and delivered by each Lender to the Borrower shall always be in equal proportions with the other Lender.

2.4

Notwithstanding the provisions in this Agreement with respect to when a Loan occurs, a Loan hereunder shall not occur until such Loaned Securities in respect of the relevant Borrowing Request shall have been delivered to the Borrower (or its designated affiliate) in accordance with Clause 3.

2.5

A Borrowing Request may only be given on a Business Day, and if given later than 5.00 p.m. (Singapore time) on any Business Day shall be deemed to have been given on the Business Day immediately following such Business Day.

2.6

The Lenders hereby agree that the Borrower is irrevocably authorised, subject to all applicable laws and regulations, to delegate all or any of its relevant rights, duties, powers and discretions (which rights, duties, powers and discretions shall at all times be exercised in accordance with the provisions of this Agreement) in such manner and on such terms as it thinks fit (with or without formality and without prior notice of any such delegation being required to be given to the Lenders) to any one or more of its affiliates, provided that the Borrower shall continue to be bound by the terms of this Agreement and shall remain liable under this Agreement for all acts and omissions of any affiliate in breach of this Agreement to which it delegates any such rights, duties, powers or discretions.

3.	DELIVERY OF LOANED SECURITIES

3.1

Subject to the Underwriting Agreement not having been terminated pursuant to the terms thereof, upon receipt of a Borrowing Request, the Lenders shall deliver or cause to be delivered the Loaned Securities to the Borrower (or its designated affiliate) no later than the commencement of trading on the day on which dealings in the Units commence on the SGX-ST, in the case of Units to be delivered on the Listing Date (as defined in the Underwriting Agreement), and otherwise in accordance with the Borrowing Request by:

(a)	(in the case of KBS SORP) causing the KBS Loaned Securities to be debited from KBS’s CDP Account and credited to the CDP account(s) notified to the Lenders by the Borrower in the Borrowing Request;

(b)	(in the case of KCI) causing the KCI Loaned Securities to be debited from KCI’s CDP Account and credited to the CDP account(s) notified to the Lenders by the Borrower in the Borrowing Request; or

(c)	any other method of delivery as shall be agreed upon by the parties hereto.

3.2

The Borrower shall notify the Lenders of the details of its (or its designated affiliate’s) CDP account(s) that the Loaned Securities are to be credited to, prior to or together with the delivery of any Borrowing Request made pursuant to Clause 2.1.

3.3

Notwithstanding the foregoing, delivery of the Loaned Securities shall be made in such manner as shall be effective to give the Borrower (or its designated affiliate) full right, title and interest in the Loaned Securities and shall be completed within such time period required to effect the over-allotment of up to 31,428,200 Units for stabilisation activities in connection with the Offering.

4.	PROFITS

4.1

The Borrower and the Lenders agree that any profits made by the Borrower in the exercise of the Over-Allotment Option or in effecting the stabilisation activities, net of any relevant taxes, duties, levies chargeable and other costs and expenses incurred therefrom, shall belong to the Borrower, on behalf of the Joint Bookrunners and Underwriters.

5.	RIGHTS AND TITLE

5.1	The parties hereto shall execute and deliver all necessary documents and give all necessary instructions to procure that all right, title and interest in:

(a)	(in the case of KBS SORP) any KBS Loaned Securities borrowed pursuant to Clause 2;

(b)	(in the case of KCI) any KCI Loaned Securities borrowed pursuant to Clause 2; and

(c)	(in the case of the Borrower) any Equivalent Securities re-delivered pursuant to Clause 9;

shall pass from one party to the other on delivery or re-delivery of the same in accordance with this Agreement, free from all Encumbrances and other third-party rights. In the case of Loaned Securities or Equivalent Securities, title to which is registered in a computer-based system that provides for the recording and transfer of title to the same by way of book entries, delivery and transfer of title shall take place in accordance with the rules and procedures of such system as in force from time to time. The party acquiring such right, title and interest shall have no obligation to return or re-deliver any of the assets so acquired but, in so far as any Loaned Securities are borrowed, such party shall be obliged, subject to the terms of this Agreement, to re-deliver Equivalent Securities.

5.2

When a right to vote arises in respect of any Loaned Securities prior to the re-delivery of the Equivalent Securities, the Borrower only to the extent that it retains control over or has possession of such Loaned Securities shall arrange for the voting rights attached to the Loaned Securities to be exercised in accordance with the instructions of the Lenders provided that (i) each Lender shall not give the instructions for the exercise of voting rights in excess of half of the number of such Loaned Securities, and (ii) each Lender shall notify the Borrower of its instructions in writing no later than seven (7) Business Days prior to the date upon which such votes are exercisable or as otherwise notified by the Borrower to the Lender and the Borrower shall not be obliged so to exercise the votes in respect of a number of Loaned Securities greater than (a) the number so lent to it, or (b) the number of such Loaned Securities that the Borrower retains control over or is in possession of, whichever is less. For the avoidance of doubt, the Parties agree that subject as hereinbefore provided, any voting rights attaching to the Loaned Securities and/or the

Equivalent Securities shall be exercisable by the persons in whose name they are registered.

6.	DISTRIBUTIONS

6.1

Each Lender shall be entitled to receive on the relevant payment dates such amounts as are equal to half of the amounts of all Income (if any) that are actually received by the Borrower in respect of which the record date occurs during the term of the Loan, and such amounts received shall be no different than as though each Lender still had title to the Loaned Securities borrowed and received such Income directly.

6.2

Any cash Income received by the Borrower, which the Lenders are entitled to receive pursuant to this Clause 6, shall be paid to the Lenders by the Borrower as soon as reasonably practicable after the date of receipt by the Borrower of the same, or such other date as the Lenders and the Borrower may from time to time agree. Non-cash distributions received by the Borrower on the Loaned Securities shall be added to the Loaned Securities and shall be considered such for all purposes except that if the Loan has terminated, the Borrower shall forthwith deliver such non-cash distributions to the Lenders in equal proportions.

6.3

The Lenders shall pay and satisfy all liabilities and obligations, and indemnify the Borrower in respect of any such liabilities and obligations, which fail to be paid or satisfied by the holder of any Loaned Securities while on loan from the Lenders to the Borrower hereunder only to the extent that the Lenders would have been liable to pay or satisfy such liability or obligations but for the lending of the Loaned Securities to the Borrower hereunder.

7.	DUTIES, COSTS AND EXPENSES

7.1

All transfer or similar duties (including but not limited to stamp duty), levies chargeable and other costs and expenses in connection with the transfer of the Loaned Securities and the re-delivery of Equivalent Securities shall be paid by the Lenders in equal proportions.

7.2

The parties agree that no fees will be payable by any party to any other in connection with the Loan under this Agreement and no collateral will be provided by the Borrower to the Lenders for the Loan under this Agreement.

7.3

The Lenders shall not be responsible for any income taxes payable by the Borrower in connection with its role as Stabilising Manager in respect of the Offering or arising out of or in connection with the transactions contemplated in this Agreement.

8.	REPRESENTATIONS AND WARRANTIES

8.1	Each of the Lenders and the Borrower, warrants and represents that:

(a)	it is duly incorporated, established or constituted (as the case may be) and validly existing under the laws of its country of incorporation, establishment or constitution (as the case may be);

(b)	it has the power to execute and deliver this Agreement;

(c)	it has the power to enter into the Loans contemplated hereby and to perform its obligations hereunder;

(d)	it has taken all necessary action to authorise the execution, delivery and performance of this Agreement;

(e)	this Agreement constitutes its legal, valid and binding obligations, enforceable in accordance with its terms; and

(f)

subject to the Manager issuing the Loaned Securities (for the account of Keppel-KBS US REIT in accordance with the Trust Deed) to the Lenders as contemplated in the Prospectus, in the case of the Lenders, as to all Loaned Securities, (i) it is the legal and beneficial owner of the Loaned Securities, (ii) it is absolutely entitled to pass full legal and beneficial ownership of such Loaned Securities provided by it hereunder to the Borrower (or its designated affiliate) free and clear of all Encumbrances, (iii) the Loaned Securities shall rank in all respects pari passu with all Units existing as at Settlement Date, are fully paid-up or credited as fully paid-up, and (iv) no other person has or shall have any pre-emptive or similar rights over the Loaned Securities.

8.2

Each party accepts liability as principal with respect to its obligations hereunder, except that the Borrower may delegate any of its obligations or rights hereunder to its affiliates and/or persons acting on its behalf for the purposes of its role as stabilising manager in the Offering.

8.3

Each party represents and warrants that the execution, delivery and performance by it of this Agreement and the Loans will to its knowledge comply with all applicable laws, rules and regulations including those of the SGX-ST, the CDP and the Authority.

8.4

The Borrower further warrants and represents to the Lenders that (i) all Loaned Securities will be used by the Borrower and/or its affiliates and/or persons acting on its behalf solely for the purpose of covering over-allotments in connection with the Offering and (ii) it is absolutely entitled to pass full legal and beneficial title of all Equivalent Securities provided by it hereunder to the Lenders free and clear of all Encumbrances and (iii) the Equivalent Securities shall rank in all respects pari passu with all Units existing as at the date the Equivalent Securities are re-delivered and are fully paid-up and no other person has or shall have any pre-emptive or similar rights over such Equivalent Securities.

8.5	Each of the Lenders represents and warrants to the Borrower that it is an accredited investor within the meaning of the Securities and Futures Act, Chapter 289 of Singapore.

8.6

Each party further represents and warrants that each of the representations and warranties contained in Clauses 8.1, 8.2, 8.3, 8.4 and 8.5 above will, in respect of itself, be true and accurate in all respects throughout the duration of the Loans.

9.	TERMINATION OF THE LOAN AND RE-DELIVERY OF THE EQUIVALENT SECURITIES

9.1

The Loan may be terminated by the Borrower at any time upon giving not less than one (1) Business Day’s notice of the Termination to the Lenders provided always that Termination by the Borrower shall not occur after the Termination Date. The Loan, if not terminated earlier by the Borrower, shall automatically terminate on the Termination Date.

9.2

Subject to Clause 9.4 below, in the event that the Loan is terminated by the Borrower or, if not terminated earlier by the Borrower, terminated on the Termination Date or by the exercising of the Over-Allotment Option by the Borrower, the Borrower shall deliver or procure its affiliate or nominee (as the case may be) to deliver to the Lenders the Equivalent Securities (which for the avoidance of doubt shall include any Income made on the Loaned Securities due and outstanding and which have not yet been delivered to the Lender under Clause 6.2) in equal proportions to KBS’s CDP Account and KCI’s CDP Account, or by such other means that the parties shall agree, not later than the date falling five (5) Business Days after the date of Termination referred to in Clause 9.1 above or after the Termination Date, whichever is earlier. The Lenders shall accept such re-delivery. The Equivalent Securities shall rank in all respects pari passu with all existing Units and shall be delivered to the Lenders fully paid-up and free and clear from all Encumbrances.

9.3	The delivery to the Lenders of the Equivalent Securities may be effected by:

(a)

the Borrower (or its affiliate or nominee) delivering to each Lender (or such other person as it may direct) the relevant Equivalent Securities together with valid duly executed transfer forms in respect of the relevant Equivalent Securities;

(b)

the Borrower causing the relevant Equivalent Securities to be credited to each Lender’s (or such other person as it may direct) account with CDP and debited from the Borrower’s or, as the case may be, its affiliate’s or nominee’s account with CDP and such crediting and debiting shall result in notice of the transaction being given to the Lender; or

(c)	any other method of delivery as agreed upon by the parties.

9.4

The obligation of the Borrower to re-deliver the Equivalent Securities to the Lenders or such other parties as the Lenders may elect under this Agreement, in particular this Clause 9 shall be deemed to have been discharged to the extent of such number of Additional Units in respect of which the Over-Allotment Option has been exercised by the Borrower and payment of the aggregate Offering Price in respect of each Lender’s Units which are subject to the exercise of the Over-Allotment Option has been made to and received by the Lenders.

9.5

The Lenders shall be entitled to terminate the Loan and to call for the re-delivery of all or any Equivalent Securities at any time by giving seven (7) days’ notice to the Borrower at any time during the period of the Loan in accordance with Clause 11 below. Without prejudice to the Lenders’ rights under this clause 9.5, the Lenders have no current intention to exercise such rights.

10.	EVENTS OF DEFAULT

10.1	Each of the following events shall constitute an Event of Default under this Agreement:

(a)	in relation to the Borrower only, if Equivalent Securities are not delivered to the Lenders in accordance with this Agreement upon Termination;

(b)

in relation to the Borrower only, if the Borrower fails to make payment of Income in accordance with Clause 6.2 and such failure is not cured within five (5) Business Days of notice in writing of such failure by the Lenders to the Borrower;

(c)	if the Borrower ceases or threatens to cease carrying on its core business prior to the re-delivery of the Equivalent Securities;

(d)

if any of the Borrower and (where applicable) the Lenders makes a general assignment for the benefit of its creditors, or admits in writing its inability to pay its debts as they become due and payable, or files a petition in bankruptcy or is adjudicated bankrupt or insolvent, or files a petition seeking reorganisation, liquidation, dissolution, administration or similar relief under any present or future statute, law or regulation, or seeks consent to or acquiesces in the appointment of any trustee, receiver, liquidator, judicial manager or other similar officer of it or over any material part of its properties;

(e)

if any petition is filed against any of the Borrower and (where applicable) the Lenders (other than by the other party to this Agreement in respect of the obligations under this Agreement) in any court or before any agency alleging the bankruptcy or insolvency of such party or seeking any reorganisation, arrangement, composition, re-adjustment, liquidation, dissolution, administration or similar relief under any present or future statute, law or regulation, or the appointment of a receiver, liquidator, trustee, judicial manager or other similar officer of it or over all or any material part of such party’s property, and such petition or appointment is not vacated or stayed within 30 days;

(f)

in relation to the Borrower only, if the Borrower is suspended or expelled from membership or participation in any securities exchange, clearing house or association or other self-regulatory organisation in Singapore or if it is suspended from dealing in securities by any governmental agency in Singapore in each case which in the reasonable opinion of the Lenders (acting jointly) materially and adversely affects the Borrower’s ability to perform its obligations under this Agreement;

(g)	if any representation or warranty given or made or deemed to be made by either the Borrower or the Lenders in this Agreement is or proves to have been untrue or inaccurate in any material respect; or

(h)	if the Underwriting Agreement is terminated,

provided that in respect of an event mentioned in Clauses 10.1(a), 10.1(b), 10.1(c), 10.1(d), 10.1(e) and 10.1(f) above in relation to a party, the non-defaulting party has served written notice on such defaulting party stating that such event shall be treated as an Event of Default for the purposes of this Agreement and such default is not cured within three (3) Business Days after the date of the notice.

10.2

If an Event of Default occurs in respect of any Lender, the relevant Lender shall give notice in writing of the occurrence of the Event of Default to the Borrower and the other Lender forthwith and, if a Loan has been made pursuant to this Agreement, the Borrower (or its designated affiliate) shall have the option to:

(a)	re-deliver all Equivalent Securities;

(b)	deliver securities of equivalent value;

(c)	deliver cash of equivalent value; or

(d)	any combination of (b) and (c),

to the Lenders in equal proportions either within five (5) Business Days of receipt of such notice in writing or not later than the date falling five (5) Business Days after the Termination Date, whichever is earlier, following which the Loan shall be terminated.

10.3	If an Event of Default occurs in respect of the Borrower, the Borrower shall give notice in writing of the occurrence of the Event of Default to the Lenders forthwith, and, if a Loan has been made pursuant to this Agreement, the Borrower (or its designated affiliate) shall have the option to:

(a)	re-deliver all Equivalent Securities;

(b)	delivery securities of equivalent value;

(c)	deliver cash of equivalent value; or

(d)	any combination of (b) and (c),

to the Lenders in equal proportions either within five (5) Business Days of receipt of such notice in writing or not later than the date falling five (5) Business Days after the Termination Date, whichever is earlier, following which the Loan shall be terminated.

If the Borrower (or its designated affiliate) fails to do so, the Borrower shall pay each Lender damages equal to Market Value of the whole or such portion of its Equivalent Securities (as the case may be) on the date such Event of Default occurs. Insofar as may be applicable, an Event of Default is deemed to occur on the date where the notice expires, if a notice is served, or else it is the specified termination date of the Loan.

10.4

If the Underwriting Agreement is terminated as specified in Clause 10.1(h) above, and a Loan has been made pursuant to this Agreement, the Borrower (or its designated affiliate) shall have the option to:

(a)	re-deliver all Equivalent Securities;

(b)	delivery securities of equivalent value;

(c)	deliver cash of equivalent value; or

(d)	any combination of (b) and (c),

to the Lenders in equal proportions either within five (5) Business Days of receipt of such notice in writing or not later than the date falling five (5) Business Days after the Termination Date, whichever is earlier, following which the Loan shall be terminated.

11.	NOTICE

Notice shall be in writing and all notices pursuant hereto shall be sufficient if delivered by registered or certified post or by facsimile or by hand or by electronic mail to the relevant party at the following addresses:

If to the Borrower, to it at:

Merrill Lynch (Singapore) Pte. Ltd.

50 Collyer Quay

#14-01, OUE Bayfront

Singapore 049321

Tel:             +65 6678 0257 / +65 6678 0157

Fax:            +65 6678 0130

Email:         martin.siah@baml.com / antonio.puno@baml.com

Attention:   Mr Martin Siah / Mr Antonio Puno

If to KBS SORP, to it at:

KBS SOR PROPERTIES LLC

800 Newport Center Dr., Suite 700

Newport Beach, CA 92660

Tel:             +1 949-417-6500

Fax:            +1 949-417-6501

Email:         jwaldvogel@kbs.com

Attention:   Jeff Waldvogel

If to KCI, to it at:

KEPPEL CAPITAL INVESTMENT HOLDINGS PTE. LTD.

1 Habourfront Avenue

#18-01, Keppel Bay Tower

Singapore 098632

Tel:             6803 1818

Fax:            6803 1717

Email:         paul.tham@kepcapital.com / lenghui.kang@kepcapital.com

Attention:   Paul Tham / Kang Leng Hui

or to such other address as such party may from time to time provide to the other parties by notice.

12.	MISCELLANEOUS

12.1

This Agreement shall not be assignable by any party without the prior written consent of the other parties and shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns, provided that the Borrower may assign or delegate its rights and obligations under this Agreement to its affiliates or persons acting on its behalf.

12.2	This Agreement shall not be amended or cancelled (subject only to fulfilment of any obligations then outstanding) except by notice in writing signed by each of the parties.

12.3

If any provision of this Agreement is declared by any judicial or other competent authority to be void or otherwise unenforceable, that provision shall be severed from this Agreement and the remaining provisions of this Agreement shall remain in full force and effect. This Agreement shall, however, thereafter be amended by the parties in such reasonable manner so as to achieve, without illegality, the intention of the parties with respect to that severed provision.

12.4	Time shall be of the essence of this Agreement.

12.5

The parties shall execute and do, and procure that all other necessary persons or companies (if any) execute and do, all such further deeds, assurances, acts and things as may be reasonably required do that full effect may be given to this Agreement.

12.6

The Borrower’s right to borrow any Units and the Lenders’ obligations to lend any Units under this Agreement shall expire on the Termination Date and such expiry shall be without prejudice to other rights and obligations of the Borrower and the Lenders hereunder.

12.7

The Borrower shall have the right to set-off any duties, costs and expenses reasonably incurred under this Agreement, by giving written notice thereof to the Lenders. Save as aforesaid, under no circumstances shall any party to this Agreement have a right to set-off against the other party under this Agreement.

12.8

No announcements concerning this Agreement or any ancillary matter shall be made at any time by either party (other than as required by law, regulation or the SGX-ST) without the prior approval of the other party.

13.	REMEDIES

13.1

No delay or omission on the Lenders’ or the Borrower’s part in exercising any right, power, privilege or remedy hereunder shall impair such right, power, privilege or remedy or be construed as a waiver thereof nor shall any single or partial exercise of any such right, power, privilege or remedy preclude any further exercise thereof or the exercise of any other right, power, privilege or remedy.

13.2

The rights, powers, privileges and remedies herein provided are cumulative and not exclusive of any rights, powers, privileges or remedies provided by law. All remedies hereunder shall survive the termination of all of the Loans, re-delivery of Equivalent Securities and termination of this Agreement.

14.	RIGHTS OF THIRD PARTIES

A person who is not a party to this Agreement shall have no rights under the Contracts (Rights of Third Parties) Act, Chapter 53B to enforce any of its terms but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

15.	COUNTERPARTS

This Agreement may be entered into in any number of counterparts and by the parties on separate counterparts, each of which when so executed and delivered shall be deemed an original, and all the counterparts shall together constitute one and the same instrument.

16.	GOVERNING LAW AND JURISDICTION

16.1	This Agreement is governed by, and shall be construed in accordance with, Singapore law.

16.2

The parties agree that the courts of Singapore are to have non-exclusive jurisdiction to settle any dispute (including claims for set-off and counter claims) which may arise in connection with the creation, validity, effect, interpretation, or performance of, or of legal relationships established by, this Agreement or otherwise arising in connection with this Agreement and for such purposes irrevocably submit to the non-exclusive jurisdiction of the Singapore courts. All parties hereto irrevocably waive any objections to the non-exclusive jurisdiction of the Singapore courts.

16.3

The parties irrevocably agree that a judgment order of the Singapore courts in connection with this Agreement is to be conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

16.4	Without preventing any other method of service, any document in a court action may be served on a party by being delivered to or left at that party’s address for service of notices under Clause 11.

16.5

KBS SORP hereby irrevocably appoints Keppel Capital Investment Holdings Pte. Ltd. of 1 Harbourfront Avenue, #18-01, Keppel Bay Tower, Singapore 098632 as agent to accept service of process in Singapore in any legal action or proceedings arising out of this Agreement, service upon whom will be deemed completed whether or not forwarded to or received by KBS SORP. KBS SORP will inform the Borrower, in writing, of any change in the address of the process agent of KBS SORP and such change in address will not be effective until such notice is received by the Borrower. Such service will be deemed to be completed on delivery to the process agent (whether or not it is forwarded to and received by KBS SORP). If such process agent ceases to be able to act as such or to have an address in Singapore, KBS SORP irrevocably agrees to immediately appoint a new process agent in Singapore acceptable to the Borrower and to deliver to the Borrower within 14 days a copy of a written acceptance of appointment by the process agent. Nothing in this Clause 16.4 will affect the right of the parties hereto to serve process in any other manner permitted by law.

SCHEDULE 1

FORM OF BORROWING REQUEST

[Letterhead of Borrower]

To:	Keppel Capital Investment Holdings Pte. Ltd.

1 Harbourfront Avenue

#18-01, Keppel Bay Tower

Singapore 098632

KBS SOR Properties LLC

800 Newport Center Drive, Suite 700

Newport Beach, CA 92660

[Date]

Dear Sirs

KEPPEL-KBS US REIT – BORROWING REQUEST

We refer to the Unit Lending Agreement dated 2 November 2017 (the Agreement) entered into between Merrill Lynch (Singapore) Pte. Ltd. (the Borrower), Keppel Capital Investment Holdings Pte. Ltd. (KCI) and KBS SOR Properties LLC (KBS SORP, and together with KCI, the Lenders). The definitions contained in the Agreement are hereby adopted in this notice.

Pursuant to Clause 2.1 of the Agreement, we, the Borrower, hereby request to borrow 15,714,100 Units from each of KCI and KBS SORP.

Settlement Date: Such Units shall be delivered at 11.30 a.m. on 9 November 2017.

You shall deliver the Units requested pursuant to this notice in accordance with Clause 3 of the Agreement, to the following CDP account:

Name of Depository Agent (“DA”)	Name of Beneficiary (including 12-Digit - DA No.)	Depository Agent No.
[●]	[●]	[●]

This notice shall be governed by, and construed in accordance, with Singapore law.

Yours faithfully,

For and on behalf of

Merrill Lynch (Singapore) Pte. Ltd.

[name]

[designation]

SIGNATORIES

IN WITNESS WHEREOF this Agreement has been entered into on the day and year above written.

SIGNED by PAUL THAM	)	/s/ PAUL THAM
)
for and on behalf of	)
KEPPEL CAPITAL INVESTMENT	)
HOLDINGS PTE. LTD.	)

Unit Lending Agreement

SIGNED by /s/ Jeff Waldvogel	)

Jeff Waldvogel	)

for and on behalf of	)

KBS SOR PROPERTIES, LLC	)

Unit Lending Agreement

SIGNED by

/s/ Siah Geok Wah
Siah Geok Wah
Managing Director

for and on behalf of

MERRILL LYNCH (SINGAPORE) PTE. LTD.